Exhibit 10.17

VERIFYME, INC.

Amendment to NON-QUALIFIED STOCK OPTION AGREEMENT

This Amendment (the “Amendment”), dated as of April 16, 2020, by and between VerifyMe, Inc., a Nevada corporation (the “Company”), and Norman Gardner (the “Optionee”), amends the Non-Qualified Option Agreement (the “Agreement”) dated January 2018 by and between the Company and the Optionee. Terms used herein and otherwise undefined have the meanings given such terms in the Agreement.

Whereas, the Compensation Committee of the Board of Directors of the Company approved a three-year extension of the expiration date of the award granted pursuant to the Agreement such that the options expire eight years from the date of grant instead of five years.

Now, Therefore, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Section 3(a) of the Agreement is amended to provide that subject to the terms and conditions of the Agreement, the Expiration Date of the Options will be until 6:00 p.m. New York time eight years from the Grant Date.

2.             Except as specifically modified or amended by the terms of this Amendment, the Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in the Agreement to itself shall be deemed references to the Agreement as amended hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of the day and year first above written.

VERIFYME, INC.

By:	/s/ Marshall Geller
Marshall Geller Chair, Compensation Committee

ACCEPTANCE

I, Norman Gardner, hereby certify that I have read and fully understand the foregoing Amendment. I hereby execute this Amendment to indicate my acceptance of the Amendment and my intent to comply with the terms thereof.

/s/ Norman Gardner
Optionee